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                                 RIBOGENE, INC.
                     1998 NON-OFFICER EQUITY INCENTIVE PLAN

                     NON-STATUTORY STOCK OPTION GRANT NOTICE


RIBOGENE, INC. (the "Company"), pursuant to its 1998 Non-Officer Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's common stock set forth below. This option is a Nonstatutory Stock Option and is subject to all of the terms and conditions as set forth herein and in Attachments I, II and III, which are incorporated herein in their entirety.


Optionholder:              _________________________________

Date of Grant:             _________________________________

Vesting Commencement Date: _________________________________

Shares Subject to Option:  _________________________________

Exercise Price Per Share:  _________________________________

Expiration Date:           _________________________________

EXERCISE/VESTING SCHEDULE: 1/8th of the option shares shall vest on the date that is six (6) months following the Vesting
                           Commencement Date, the remaining shares shall vest in 42 equal monthly installments thereafter; provided that the vesting of the option shares may accelerate upon a Change in Control of the Company as described in the Plan.

PAYMENT: Any or a combination of the following: (i) by cash or check, (ii) pursuant to a Regulation T program, as set forth in the Stock Option Agreement or (iii) delivering shares of previously-owned common stock, as set forth in the Stock Option Agreement.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company



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regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan and other compensatory stock plans sponsored by the Company, and (ii) the following agreements only:

         OTHER AGREEMENTS:
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RIBOGENE, INC.                      OPTIONHOLDER:


By:
    -------------------------             -------------------------
                                          Signature


Title:
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Date:                               Date:
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Attachment I:     Stock Option Agreement
Attachment II:    1998 Non-Officer Equity Incentive Plan
Attachment III:   Notice of Exercise